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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-65777, 33-65772, and 333-32731) and the Registration Statements on Form S-8 (Nos. 33-54881, 333-40717, 333-37533, 333-13475, 333-65373, and 333-55747) of Halliburton
Company of our report dated November 26, 1997 appearing on page 27 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1997 and included as Exhibit 99.1 of this Form 10-K/A.



/s/ PRICEWATERHOUSECOOPERS LLP
---------------------------------
    PRICEWATERHOUSECOOPERS LLP


Dallas, Texas,
January 10, 2000


                                     23-2